Exhibit 99.1
@NFX is periodically published to keep shareholders aware of current operating activities at Newfield.  It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

October 7, 2008
Please see the tables below for our complete hedging positions.

NATURAL GAS HEDGE POSITIONS
The following hedge positions for the fourth quarter of 2008 and beyond are as of October 7, 2008:

Fourth Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
9,445 MMMBtus	$8.04	—	—	—	—
15,965 MMMBtus	—	—	$8.03 — $10.70	$7.00 — $9.00	$9.00 — $17.60
6,100 MMMBtus*	—	—	$8.70 — $13.92	$8.00 — $9.00	$11.72 — $20.10
1,860 MMMBtus	—	$8.64	—	$8.58 — $8.70	—

First Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
900 MMMBtus	$9.00	—	—	—	—
21,150 MMMBtus	—	—	$8.09 — $10.88	$8.00 — $9.00	$9.67 — $17.60
9,000 MMMBtus*	—	—	$8.70 — $13.92	$8.00 — $9.00	$11.72 — $20.10

Second Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
16,505 MMMBtus	$8.33	—	—	—	—
13,485 MMMBtus	—	—	$8.00 — $11.83	$8.00	$8.97 — $14.37

Third Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
16,660 MMMBtus	$8.33	—	—	—	—
13,620 MMMBtus	—	—	$8.00 — $11.83	$8.00	$8.97 — $14.37

Fourth Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
9,265 MMMBtus	$8.42	—	—	—	—
8,435 MMMBtus	—	—	$8.23 — $11.20	$8.00 — $8.50	$8.97 — $14.37

First Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
5,400 MMMBtus	$8.55	—	—	—	—
5,700 MMMBtus	—	—	$8.50 — $10.44	$8.50	$10.00 — $11.00

Second Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
1,820 MMMBtus	$8.01	—	—	—	—

Third Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
1,840 MMMBtus	$8.01	—	—	—	—

Fourth Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
620 MMMBtus	$8.01	—	—	—	—

*These 3–way collar contracts are standard natural gas collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per MMBtu as per the table above until the price drops below a weighted average price of $7.20 per MMBtu. Below $7.20 per MMBtu, these contracts effectively result in realized prices that are on average $1.50 per MMBtu higher than the cash price that otherwise would have been realized.

The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX gas prices, net of premiums paid for these contracts (in millions).

	Gas Prices
	$5.00	$6.00	$7.00	$8.00	$9.00
2008
Total 2008	$92	$65	$37	$6	$(10)

2009
1st Quarter	$83	$60	$38	$9	—
2nd Quarter	$92	$63	$34	$5	$(12)
3rd Quarter	$92	$63	$33	$4	$(12)
4th Quarter	$34	$23	$13	$2	$(5)
Total 2009	$301	$209	$118	$20	$(29)

2010
Total 2010	$52	$37	$21	$6	$(7)

In conjunction with our recent acquisition of properties in the Rocky Mountains, we hedged basis associated with 50% of the proved producing fields from August 2007 through full-year 2012. The weighted average hedged differential during this period was $(1.18) per Mcf.

Approximately 31% of our natural gas production correlates to Houston Ship Channel, 25% to CenterPoint/East, 19% to Panhandle Eastern Pipeline, 10% to Waha, 7% to Colorado Interstate, 8% to others.

CRUDE OIL HEDGE POSITIONS
The following hedge positions for the fourth quarter of 2008 and beyond are as of October 7, 2008:

Fourth Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

First Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
810,000 Bbls	$128.93	—	—	—	—
810,000 Bbls	—	$107.11	—	$104.50 — $109.75	—

Second Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls	$128.93	—	—	—	—
819,000 Bbls	—	$107.11	—	$104.50 — $109.75	—

Third Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls	$128.93	—	—	—	—
828,000 Bbls	—	$107.11	—	$104.50 — $109.75	—

Fourth Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls	$128.93	—	—	—	—
828,000 Bbls	—	$107.11	—	$104.50 — $109.75	—

First Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
810,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00

Second Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
819,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00

Third Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
828,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00

Fourth Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
828,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00

**These 3–way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per barrel as per the table above until the price drops below a weighted average price of $26.56 per barrel. Below $26.56 per barrel, these contracts effectively result in realized prices that are on average $6.44 per barrel higher than the cash price that otherwise would have been realized.

The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX oil prices, net of premiums paid for these contracts (in millions).
Oil Prices
	$50.00	$60.00	$70.00	$80.00	$90.00
2008
Total 2008	$0	$(8)	$(17)	$(25)	$(33)

2009
1st Quarter	$104	$88	$72	$55	39
2nd Quarter	$105	$89	$72	$56	$40
3rd Quarter	$106	$90	$73	$57	$40
4th Quarter	$140	$129	$118	$107	$90
Total 2009	$455	$396	$335	$275	$209

2010
Total 2010	$241	$205	$168	$132	$95

We provide information regarding our outstanding hedging positions in our annual and quarterly reports filed with the SEC and in our electronic publication -- @NFX.  This publication can be found on Newfield’s web page at http://www.newfield.com. Through the web page, you may elect to receive @NFX through e-mail distribution.

Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy of growing reserves through the drilling of a balanced risk/reward portfolio and select acquisitions. Newfield's domestic areas of operation include the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins of the Mid-Continent, the Rocky Mountains and the Gulf of Mexico. The Company has international operations in Malaysia and China.